Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this form S-8 Registration Statement under the Securities Act of 1933 of FrogAds, Inc. (the “Company”) dated April 27, 2012, of our report dated July 14, 2011, related to the Company’s consolidated financial statements appearing in the Form 10-K for the year ended March 31, 2011 and the period from February 11, 2010 (inception) to March 31, 2010.

/s/ M&K CPAS, PLLC

Houston, Texas

April 27, 2012